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                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                November 14, 2001
                Date of Report (Date of earliest event reported):

                                AP HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                     333-50433              06-1269403
   (State or other jurisdiction          (Commission          (I.R.S. Employer
         of incorporation)              File Number)        Identification No.)


                             900 N. Michigan Avenue
                          Chicago, Illinois 60611-1542
                     (Address of Principal Executive Office)

                                 (312) 274-2000
              (Registrant's Telephone Number, Including Area Code)

                                (Not Applicable)
              (Former name, former address and former fiscal year,
                          if changed since last report)



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Item 7. EXHIBITS


     None.

Item 9. REGULATION FD DISCLOSURE

     AP Holdings, Inc. ("Holdings") is furnishing herewith certain risk factors relating to the business of its wholly owned subsidiary, APCOA/Standard Parking, Inc. (the "Company") which have not been previously disclosed to the public but which may affect its business on a going forward basis.

THE COMPANY'S BUSINESS MAY BE HARMED AS A RESULT OF CONTINUED TERRORIST ATTACKS IN THE UNITED STATES AND CANADA.

     The terrorist attacks of September 11, 2001, and any future terrorist attacks in the United States and Canada, may negatively impact the Company's business and results of operations. Attacks have resulted, and may continue to result, in increased government regulation of airlines and airport facilities, including the imposition of minimum distances between parking facilities and terminals resulting in the elimination of currently managed parking facilities, and increased security checks of employees at airport facilities. These types of regulations could impose costs on the Company which it may not be able to pass on to its clients and reduce its revenues.

     In so far as these attacks deter people either from flying or congregating in public areas, demand for parking at airports and at urban centers may decline. This decline may result in fewer owners of these facilities hiring the Company to manage their parking facilities and lower incentive payments to the Company under those contracts where the Company receives an incentive bonus based on facility utilization among other factors. To the extent that these attacks cause or exacerbate a slowdown in the general economy resulting in reduced air travel, a similar effect may occur. An overall economic slowdown could reduce parking facility traffic at the Company's facilities.

     There can be no assurance that continued terrorist attacks, an escalation of hostilities abroad or war would not have a material adverse impact on the Company's business, financial condition and results of operations.

THE COMPANY'S BUSINESS WOULD SUFFER IF THE USE OF PARKING FACILITIES IT OPERATES DECREASED DUE TO A DECREASE IN CAR AND AIR TRAVEL.

     The Company expects to derive substantially all of its revenues from the operation and management of parking facilities. The Company's business would suffer if the use of parking facilities in urban areas or near airports decreased. Further, the Company's success depends on its ability to adapt and improve its products in response to evolving client needs and industry trends. If demand for parking facilities is low due to decreased car and airplane travel, increased regulation, competition or other factors, the Company's business, financial condition and results

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of operations and its ability to achieve sufficient cash flow to service its indebtedness will be materially adversely affected.

     The Company has guaranteed bonds issued to finance the construction of an airport parking facility that it operates. The principal and interest payments on the bonds increase from approximately $3.6 million in lease year 2002 to approximately $4.5 million in lease year 2025. Annual guaranteed minimum payments to the state increase from approximately $8.3 million in lease year 2002 to approximately $10.3 million in lease year 2025. The principal and interest payments and guaranteed payments to the state are funded by the revenues collected at the airport parking facility. The Company is responsible for these payments regardless of utilization of the parking facility. Although the state has an obligation to raise parking rates to offset a decline in usage, there is no guarantee that the state will raise rates enough to offset a decline in usage or that any change in rates will result in revenues to the Company sufficient to cover the principal and interest payments and guarantees on the bonds.

THE COMPANY'S BAD DEBT RESERVES MAY ULTIMATELY BECOME INADEQUATE.

     The current economic downturn and the economic impact of the terrorist attacks on September 11, 2001 have had an unknown impact on the financial condition of some of the Company's clients. The Company expects that its clients involved in the airline and travel industries may be experiencing significant declines in revenue. Failure by the Company's clients to pay it money owed, or failure to pay in a timely manner could have a material adverse effect on the Company's business, financial condition and results of operations.

INCREASED GOVERNMENT REGULATION OF AIRPORTS AND REDUCED AIR TRAVEL MAY AFFECT THE COMPANY'S PERFORMANCE.

     The Company operates a significant percentage of its parking facilities and transportation related facilities in and around airports. For the twelve months ended September 30, 2001, approximately 24% of its gross profit was derived from those operations. Recently, the federal government prohibited parking within 300 feet of airport terminals, as they previously did during the Persian Gulf War in the early 1990s. While various government entities are still in the process of finalizing their rules regarding parking, as of November 1, 2001, all the Company's 76 airport parking and transportation related facilities were affected by the attacks of September 11, 2001, including reduced air travel and regulation enacted following the attacks. While the Company believes that existing regulations may be relaxed in the future, future regulations may nevertheless prevent the Company from using a number of spaces. Additionally, recent events have led to a significant decline in air travel at airports the Company serves. This decline has led to a similar decline in the use of parking facilities at airports. Reductions in the number of parking spaces and the number of air travelers may reduce the Company's revenues and cash flow for both its leased facilities and those facilities it operates under management contracts.


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THE COMPANY'S NEW PERFORMANCE BOND SURETY PRESENTLY REQUIRES ADDITIONAL
COLLATERAL TO ISSUE NEW PERFORMANCE BONDS IN SUPPORT OF ITS CONTRACTS, WHICH WILL REDUCE ITS AVAILABLE WORKING CAPITAL AND MAY REFUSE TO ISSUE PERFORMANCE BONDS FOR THE COMPANY.

     Under substantially all of the Company's contracts with municipalities and government entities (including airports), the Company is required to provide a performance bond to support its obligations under the contract. Due to the Company's financial condition and the financial state of the surety bond industry, the Company's new surety of its performance bond program has required it to collateralize a greater percentage of its performance bonds with letters of credit. As a result, the Company's working capital needs will increase. If the Company is unable to provide sufficient collateral in the future, its surety may not issue performance bonds to support its obligations under certain contracts. As of September 30, 2001, the Company had obtained a letter of credit which was provided as collateral to its old surety provider to support its existing performance bonds. The Company is presently transferring its performance bond portfolio to a new surety. On November 8, 2001, the Company obtained a $1.0 million letter of credit to partially collateralize a new surety program. The new program will require an increase in supporting letters of credit from $1.0 million to $4.0 million by April 2002. In addition, the Company will be required to maintain the existing $1.5 million collateral with its old surety provider until the performance bonds expire or are transferred to the new surety provider.

     The Company's surety provider, as is customary in the industry, can refuse to provide it with new surety bonds. If the Company's current surety provider or any surety provider in the future refuses to provide it with surety bonds, there can be no assurance that it would be able to find alternate providers on acceptable terms, or at all. The Company's inability to provide surety bonds would prevent it from obtaining new business from those entities requiring performance bonds and from renewing contracts with those entities which require performance bonds. The Company's inability to provide surety bonds could also result in the actual loss of existing contracts. Failure to find a provider of surety bonds, and the resulting inability to bid for new or renew existing contracts, would have a material adverse effect on the Company's business and financial condition.

THE COMPANY MAY BE UNABLE TO RENEW ITS INSURANCE COVERAGE.

     The Company's current liability and worker's compensation insurance coverage expires on December 31, 2001. The Company's current carrier has expressed a preliminary indication of its willingness to renew its coverage at a premium increase in excess of 65%. While there can be no assurance that the carrier will not increase its proposed premiums even further, or that the carrier will in fact be willing to renew the Company's coverage at any rate, the Company has no reason to believe that the carrier's position will change.

     The Company is soliciting insurance quotes from alternate insurance carriers, but there can be no assurance, given the current state of the insurance industry and the Company's current financial condition, that any alternate carrier will offer to provide similar coverage to the Company or, if it will, that its quoted premiums will not exceed those received from its current carrier.


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     Failure to renew the existing coverage or to procure new coverage would have a material adverse effect on the Company's business, financial condition and results of operations by preventing it from accepting new contracts and by placing it in default under a majority of its existing contracts.

THE COMPANY BELIEVES THAT ITS CLIENT BASE IS BECOMING MORE CONCENTRATED.

     The Company believes that over time, real estate investment trusts, commonly known as REITs, or other property management companies will represent a larger portion of its client base. As each REIT or other property management companies own many properties, the Company's ability to provide parking services for a large number of properties becomes dependent on its relationship with a single REIT or other property management companies. As this happens, certain REITs or other property management companies may become significant clients. In that event, the loss of one of those REITs or other property management companies as a client or the sale of properties they own to clients of the Company's competitors could have a material adverse impact on the Company's business and financial condition. Additionally, REITs or property managers with extensive portfolios have greater negotiating power when negotiating contracts with the Company.

THE COMPANY IS SUBJECT TO REGULATIONS WHICH MAY IMPOSE SIGNIFICANT COSTS ON IT.

     The Company's airport facilities are governed by the Federal Aviation Administration (the "FAA"). Recently, the FAA prohibited parking within 300 feet of airport terminals, as they previously did during the Persian Gulf War in the early 1990s. While the FAA is still in the process of finalizing their rules regarding parking, as of November 1, 2001, substantially all of the Company's airport parking and transportation related facilities were affected by the attacks of September 11, 2001, including regulations enacted following the attacks. While the Company believes that existing regulations may be relaxed in the future, future regulations may nevertheless prevent the Company from using a number of spaces. Reductions in the number of parking spaces may reduce the Company's revenues and cash flow for both its leased facilities and those facilities it operates under management contracts.

     In addition, several state and local laws have been passed in recent years that encourage car pooling and the use of mass transit. For example, a Los Angeles, California law prohibits employers from reimbursing employee parking expenses. Laws and regulations that reduce the number of cars and vehicles being driven could adversely impact the Company's business.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AP Holdings, Inc.


DATE:  November 14, 2001               By:  /s/ Robert N. Sacks
                                           -------------------------------
                                           Robert N. Sacks
                                           Secretary